EXHIBIT 10.23

TEJON RANCH CO.

RESTRICTED STOCK AGREEMENT FOR DIRECTORS

Pursuant to the

Non-Employee Director Stock Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the          day of                 , 2004 (the “Date of Grant”) by and between Tejon Ranch Co., a Delaware corporation (the “Company”), and                      (“Grantee”). This Agreement is entered into pursuant to the Company’s Non-Employee Director Stock Incentive Plan, as amended (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used herein have the meanings designated in the Plan.

1. GRANT OF RESTRICTED STOCK.

The Company hereby, as of the Date of Grant, grants to Grantee a restricted stock award (hereinafter referred to as the “Restricted Stock”) of                  shares of the Company’s common stock (the “Common Stock”) in accordance with the Plan. The per share fair market value of the Restricted Stock on the Date of Grant was $            .

2. VESTING.

(a) Normal Vesting Provisions. The vesting provisions for the Restricted Stock shall be as set forth in Exhibit A hereto.

(b) Vesting Upon a Change of Control. “Change of Control” shall mean the first to occur of the following events:

(i) a merger or consolidation of the Company if and only if as a result of the transaction persons other than the shareholders immediately prior to such transaction shall own 80% or more of the voting securities of the Company or its successor after the transaction;

(ii) the sale or transfer by the Company of all or substantially all of its property and assets in a single transaction or series of related transactions; or

(iii) the dissolution or liquidation of the Company.

The effect of a Change of Control upon the vesting of the Restricted Stock, if any, shall be as set forth on Exhibit A hereto. Nothing in this Agreement shall limit or otherwise affect any other contractual right now existing or hereafter entered into relating to the acceleration of the vesting of the Restricted Stock.

(c) No Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to this Agreement. In the event a fractional share would otherwise be required to be issued hereunder, the Committee shall in its discretion adjust the award so that the fractional share shall be included in the next tranche of the award to vest such that only whole shares are awarded.

3. TERMINATION OF SERVICE.

Unless the Committee determines otherwise, if prior to vesting of all or any of the Restricted Stock, Grantee’s service as a director of the Company is terminated for any reason, including without limitation termination upon Grantee’s death or disability, Grantee shall immediately forfeit to the Company the portion of the Restricted Stock which has not vested, and the certificate(s) representing the Restricted Stock shall be cancelled.

4. THE PLAN.

The Restricted Stock granted pursuant to this Agreement is subject to the terms and conditions set forth herein as well as the provisions of the Plan. In the event of a conflict between the terms of the Plan and this Agreement, the Plan shall control. The Company will provide a copy of the Plan to Grantee upon request.

5. RESTRICTIONS.

Prior to vesting of the Restricted Stock, Grantee shall not sell, pledge, assign, transfer, hypothecate, or otherwise dispose of the Restricted Stock, and the Restricted Stock shall not be subject to execution, attachment or similar process. Any attempt prior to the vesting of such Restricted Stock to sell, pledge, assign, transfer, hypothecate, or otherwise dispose of Restricted Stock, or to subject Restricted Stock to execution, attachment or similar process, shall be void ab initio and may result in the entire award of Restricted Stock hereunder becoming immediately null and void, in the sole discretion of the Committee.

The Committee may, in its sole discretion, impose other restrictions including, but not limited to, those applicable under any federal or state statute or common law, rule or regulation, or any rule or regulation of any securities exchange on which the stock may be listed, or any rule or policy the Company may from time to time adopt, including but not limited to block trades, window periods and blackout periods.

6. GOVERNING LAW.

This Agreement shall be governed by, and construed, interpreted and enforced under, the laws of the State of California, without giving effect to the principles of conflicts of law.

7. ENTIRE AGREEMENT.

This Agreement, including the Plan, constitutes the entire agreement between Grantee and the Company relating to this subject matter. No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties. Grantee acknowledges and agrees that he has not executed this Restricted Stock Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking. The Restricted Stock Agreement may not be orally modified. All modifications must be agreed to in writing and signed by both parties.

8. CUSTODY OF STOCK CERTIFICATES

The Company shall retain custody of the certificate or certificates evidencing the Restricted Stock until such time as the Restricted Stock has vested. If a portion of the Restricted Stock vests, the Company shall deliver a stock certificate for such portion of the Restricted Stock to Grantee, and shall continue to hold the stock certificate or certificates evidencing the remaining amount of Restricted Stock pending vesting or forfeiture of such Restricted Stock.

9. REGISTRATION.

At the present time, the Company has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to this Restricted Stock Award. The Company intends to maintain this registration but has no obligation to do so. In the event the registration ceases to be effective, Grantee will not be able to transfer or sell shares of Common Stock issued to Grantee pursuant to this Agreement unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Grantee hereby agrees that any resale of the shares of Common Stock issued pursuant to this Agreement shall comply in all respects with requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

10. STOCKHOLDER RIGHTS.

Until such time as the Restricted Stock is forfeited to the Company, Grantee shall be entitled to vote, receive dividends and be deemed for any purpose the holder of the Restricted Stock.

11. CONTINUED SERVICE AS A DIRECTOR.

No provision of this agreement shall (a) confer upon Grantee any right to continue in service as a director of the Company; (b) affect the right of the Company to remove Grantee as a director, with or without cause; or (c) confer upon Grantee any right to participate in any compensation plan or other program of the Company other than the Plan.

12. DEFERRAL OF RESTRICTED STOCK.

Subject to such limitations as may be imposed by the Company, Grantee may surrender any or all of the Restricted Stock awarded hereunder that have not yet become vested in accordance herewith in exchange for a contribution credit to be made of equal fair market value under the Company’s Non-Qualified Deferred Compensation Plan.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Agreement to be duly executed by its officers thereunto duly authorized, and Grantee has hereunto set his or her hand as of the date first above written.

TEJON RANCH CO.

By:
Name:
Title:

GRANTEE:

Name:

EXHIBIT A

VESTING PROVISIONS

[VESTING PROVISION FOR NEW DIRECTORS] The Restricted Stock shall vest at a rate of 1/3 of the shares of Restricted Stock granted hereunder per year, beginning on the first anniversary of the Date of Grant. Upon a Change in Control, the Restricted Stock granted hereunder, to the extent not already vested, shall vest in full.

[VESTING PROVISIONS FOR ANNUAL GRANT] The Restricted Stock granted hereunder shall vest in full upon the first anniversary of the Date of Grant. Upon a Change in Control, the Restricted Stock granted hereunder shall vest in full.